                                                                     Exhibit 4.1

                                                                  Execution Copy

                                    RPM, INC.

                                       AND

                          HARRIS TRUST AND SAVINGS BANK

                                RIGHTS AGREEMENT

                           DATED AS OF APRIL 28, 1999

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
SECTION 1. CERTAIN DEFINITIONS....................................................................................1

SECTION 2. APPOINTMENT OF RIGHTS AGENT............................................................................4

SECTION 3. ISSUE OF RIGHT CERTIFICATES............................................................................4

SECTION 4. FORM OF RIGHT CERTIFICATES.............................................................................6

SECTION 5. COUNTERSIGNATURE AND REGISTRATION......................................................................6

SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED,
DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES......................................................................7

SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS..........................................7

SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.....................................................8

SECTION 9. RESERVATION AND AVAILABILITY OF COMMON SHARES..........................................................9

SECTION 10. COMMON SHARES RECORD DATE............................................................................10

SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND TYPE OF SHARES OR NUMBER OF RIGHTS..........................11

SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES...........................................18

SECTION 13. NOTICE OF ADJUSTED PURCHASE PRICE OR NUMBER OR TYPE OF SHARES TO HOLDERS OF RIGHTS...................18

SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES..............................................................18

SECTION 15. RIGHTS OF ACTION.....................................................................................19

SECTION 16. AGREEMENT OF RIGHTS HOLDERS..........................................................................20

SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER....................................................20

SECTION 18. CONCERNING THE RIGHTS AGENT..........................................................................21

SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT............................................21

SECTION 20. DUTIES OF RIGHTS AGENT...............................................................................22



SECTION 21. CHANGE OF RIGHTS AGENT...............................................................................24

SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES...................................................................25

SECTION 23. REDEMPTION...........................................................................................25

SECTION 24. NOTICE OF CERTAIN EVENTS.............................................................................26

SECTION 25. NOTICES..............................................................................................27

SECTION 26. SUPPLEMENTS AND AMENDMENTS...........................................................................28

SECTION 27. EXCHANGE.............................................................................................28

SECTION 28. SUCCESSORS...........................................................................................29

SECTION 29. BENEFITS OF THIS AGREEMENT...........................................................................29

SECTION 30. ACTION BY DIRECTORS..................................................................................29

SECTION 31. SEVERABILITY.........................................................................................30

SECTION 32. GOVERNING LAW........................................................................................30

SECTION 33. COUNTERPARTS.........................................................................................30

SECTION 34. DESCRIPTIVE HEADINGS.................................................................................30


                  Rights Agreement, dated as of April 28, 1999, (this "Agreement"), between RPM, Inc., an Ohio corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent").

                                    RECITALS
                                    --------

                  On April 28, 1999, the Directors of the Company authorized and declared a dividend consisting of one right ("Right") for each Common Share, without par value, of the Company (each, a "Common Share") outstanding as of the Close of business on May 11, 1999 (the "Record Date"), each Right initially representing the right to purchase one-tenth of one Common Share on the terms and subject to the conditions herein set forth, and have further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date (in the case of Common Shares issued upon conversion of the Company's convertible securities, prior to the tenth day after the Distribution Date), and the Expiration Date (each as hereinafter defined), or as provided in Section 27.

                  Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

                  Section 1.     Certain Definitions.
                                 --------------------

                  For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person (other than the Company or any Subsidiary or any employee benefit or stock ownership plan of the Company or of any Subsidiary or any entity holding Common Shares for or pursuant to any such plan) who or that, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, PROVIDED, HOWEVER, that a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until (i) such time as such Person or any Affiliate or Associate of such Person shall thereafter become the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (ii) any other Person who is the Beneficial Owner of any Common Shares shall thereafter become an Affiliate or Associate of such Person. Notwithstanding the foregoing, if the Directors of the Company determine in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

                  (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

                  (c) A Person shall be deemed the "Beneficial Owner" of, and to "beneficially own," any securities:

                      (i) the beneficial ownership of which such Person or any
                  of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (in each case, other than upon exercise or exchange of the Rights); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to an offer to purchase or a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                      (ii) which such Person or any of such Person's Affiliates
                  or Associates, directly or indirectly, has or shares the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

                      (iii) of which any other Person is the Beneficial Owner,
                  if such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person's Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company;

         PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act; and PROVIDED, FURTHER, that nothing in this paragraph (c) shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person's participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Directors of the Company may determine in any specific case.

                  (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the States of Ohio, Illinois or New York (or such other state in which the principal office of the Rights Agent is located) are authorized or obligated by law or executive order to close.

                  (e) "Close of business" on any given date shall mean 5:00 p.m., Cleveland, Ohio time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., Cleveland, Ohio time, on the next succeeding Business Day.

                  (f) "Common Shares" when used with reference to the Company shall mean the Common Shares, without par value, of the Company; PROVIDED that, if the Company is the continuing or surviving corporation in a transaction described in Section 11(d)(ii) hereof, "Common Shares" when used with reference to the Company shall mean the capital stock with the greatest aggregate voting power of the Company, or, if the Company is a subsidiary of another corporation or business trust, the corporation or business trust that ultimately controls the Company. "Common Shares" when used with reference to any corporation or business trust, other than the Company, shall mean the capital stock with the greatest aggregate voting power of such corporation or business trust, or, if such corporation or business trust is a subsidiary of another corporation or business trust, the corporation or business trust which ultimately controls such first-mentioned corporation or business trust.

                  (g) "Distribution Date" shall mean the earlier of: (i) the close of business on the tenth calendar day following the Share Acquisition Date, or (ii) the close of business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Directors of the Company) after the date of the commencement of a tender or exchange offer by any Person (other than the Company or any Subsidiary or any employee benefit or stock ownership plan of the Company or of any Subsidiary or any entity holding Common Shares for or pursuant to the terms of any such plan), if upon the consummation thereof such Person would be the Beneficial Owner of 15% or more of the then-outstanding Common Shares.

                  (h) "Expiration Date" shall mean the earliest of (i) the close of business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, and (iii) the time at which all exercisable Rights are exchanged as provided in
         Section 27 hereof.

                  (i) "Final Expiration Date" shall mean the tenth anniversary of the Record Date.

                  (j) "Flip-in Event" shall mean the event described in Section 11(a)(ii) hereof.

                  (k) "Flip-over Event" shall mean any event described in clauses (i), (ii) or (iii) of Section 11(d) hereof.

                  (l) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (m) "Share Acquisition Date" shall mean the first date of public announcement by the Company (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

                  (n) "Subsidiary" shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by the Company.


                  (o) "Triggering Event" shall mean any Flip-in Event or Flip-over Event.

                  Section 2.     Appointment of Rights Agent.
                                 ----------------------------

                  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

                  Section 3.     Issue of Right Certificates.
                                 ----------------------------

                  (a) Until the Distribution Date (i) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the record holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares in the stock transfer books of the Company maintained by the Company or its appointed transfer agent. As soon as practicable after the Distribution Date, the Rights Agent will send, at the expense of the Company, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto, evidencing one Right for each Common Share so held, subject to adjustment, together with a notice setting forth the Purchase Price (as defined in Section 4 hereof) as in effect on the Distribution Date. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  Any Right Certificate issued pursuant to this Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate issued pursuant to Sections 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and shall contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage:

                  The Rights represented by this Right Certificate are or were beneficially owned by a Person who is or was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) or Section 11(d) of the Rights Agreement.

                  (b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company as of such date. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Common Shares registered in the names of the holders thereof. Until the earlier of the Distribution Date and the Expiration Date, the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented thereby.

                  (c) Certificates for Common Shares issued (including, without limitation, any certificates for Common Shares issued upon conversion of the Company's convertible securities or upon exercise of stock options) or surrendered for transfer or exchange after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, shall have stamped on, impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares or the Rights may from time to time be listed or quoted, or to conform to usage:

                  This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between RPM, Inc. and Harris Trust and Savings Bank, dated as of April 28, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of RPM, Inc. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this Certificate. RPM, Inc. will mail to the holder of this Certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

With respect to certificates containing the legend described above, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented thereby.

                  Section 4.     Form of Right Certificates.
                                 ---------------------------

                  The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto with such changes, marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per whole share set forth therein (the "Purchase Price"), but the Purchase Price and the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustment as provided herein.

                  Section 5.     Countersignature and Registration.
                                 ----------------------------------

                  The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the principal office of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law or with any rule or regulations made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may be listed, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

                  Section 6.     Transfer, Split Up, Combination and Exchange of
                                 -----------------------------------------------
Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
----------------------------------------------------------------------------

                  Subject to the provisions of Sections 7(e) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Certificates representing exercisable rights may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate, shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Thereupon or as promptly as practicable thereafter, subject to the provisions of Section 11 and Section 14 hereof, the Company will prepare, execute and deliver to the Rights Agent, and the Rights Agent will countersign and deliver, a Right Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                  Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent, and cancellation of the Right Certificate if mutilated, the Company will prepare, execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights Agent shall countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                  Section 7.     Exercise of Rights; Purchase Price; Expiration
                                 ----------------------------------------------
Date of Rights.
---------------

                  (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the sum of (i) the exercise price for the total number of securities as to which such surrendered Rights are exercised and (ii) an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with the provisions of Section 9 hereof.

                  (b) The Purchase Price shall initially be $70.00 (equivalent to $7.00 for each one-tenth of a Common Share), and shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of whole Common Shares to be purchased and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid or depositary receipts to be issued in lieu of the issuance of fractional shares in accordance with Section 14 hereof or the amount of cash to be paid in lieu of the issuance of Common Shares in accordance with Sections 11(a)(iii) or 11(d) hereof, (iii) promptly after receipt of such certificates (or depositary receipts, when appropriate), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 hereof or the exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate shall have (i) completed and signed the certificate following the form of assignment or form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise, and
(ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall have reasonably requested.

                  Section 8.     Cancellation and Destruction of Right
                  -----------------------------------------------------
Certificates.
-------------

                  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  Section 9.     Reservation and Availability of Common Shares.
                                 ----------------------------------------------

                  The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise pursuant to Section 7 hereof of all outstanding Rights; such number of Common Shares reserved and kept available shall be adjusted from time to time, if and to the extent required, upon the occurrence of any of the events described in Section 11 hereof.

                  So long as the Company's Common Shares are listed on a national securities exchange or quoted on the Nasdaq National Market, the Company shall endeavor to cause, from and after such time as the Rights become exercisable, all Common Shares reserved for issuance upon exercise of the Rights to be listed on such exchange or included in the Nasdaq National Market, as the case may be, upon official notice of issuance.

                  The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall be, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid, nonassessable and freely tradeable shares, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal.

                  The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for exercise, or to issue or deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  The Company also shall use its best efforts (i) to file on an appropriate form, as soon as practicable following the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of

(A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time after the date set forth in clause (i) of the first sentence of this paragraph, the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction shall not have been effected or the exercise of the Rights shall not be permitted under applicable law.

                  Notwithstanding anything in this Agreement to the contrary, after the Distribution Date, the Company shall not, except as permitted by
Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

                  In the event that the Company is obligated to pay cash pursuant to Sections 11 or 14 hereof, it shall make all arrangements necessary so that such cash is available for distribution by the Rights Agent, if and when appropriate.

                  Section 10.    Common Shares Record Date.
                                 --------------------------

                  Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  Section 11.    Adjustment of Purchase Price, Number and Type
                                 ---------------------------------------------
of Shares or Number of Rights.
------------------------------

                  The Purchase Price, the number and type of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

              (a) (i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) or in Section 11(d) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and type of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a) (ii) hereof or Section 11(d) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 11(a) (ii) or Section 11(d) hereof.

                  (ii) In the event that any Person becomes an Acquiring Person, provision shall be made so that from and after the Distribution Date each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of ten (10) times the then-current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, such number of Common Shares as shall equal the result obtained by (x) multiplying the product of ten (10) times the then-current Purchase Price by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(e) hereof) on the date of the occurrence of such event. Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of such event (1) any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement, (2) no Right Certificate shall be issued pursuant to this Agreement that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof, (3) no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate thereof, and (4) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be cancelled.

                  (iii) Upon the occurrence of a Flip-in Event, if there shall not be sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in treasury to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Directors of the Company shall use their best efforts promptly to authorize additional Common Shares for issuance upon exercise of the Rights; PROVIDED, HOWEVER, that if at any time after 90 calendar days after the first occurrence of a Flip-in Event, there shall not be sufficient Common Shares available for issuance upon the exercise of a Right, then the Company shall deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the first occurrence of any Flip-in Event), which Common Shares and cash shall have an aggregate value equal to the excess of (1) the aggregate current per share market price of all the Common Shares (determined pursuant to Section 11(e) hereof) issuable in accordance with subsection (ii) of this Section 11(a) upon the exercise of a Right over (2) the product of ten (10) times the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

                  (b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the current per share market price of the Common Shares (as determined pursuant to Section 11(e) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In the event that the Company shall fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), assets, stock (other than a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Common Shares (as determined pursuant to Section 11(e) hereof) on such record date, less the fair market value (as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets, stock or evidences of indebtedness so to be distributed (in the case of regular periodic cash dividends at a rate in excess of 125% of the rate of the last cash dividend theretofore paid, only that portion in excess of 125% of such rate) or of such subscription rights, options or warrants applicable to one Common Share, and the denominator of which shall be such current per share market price of the Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (d) In the event that, following the Share Acquisition Date, directly or indirectly:

                      (i) the Company shall consolidate with, or merge with or into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger; or

                      (ii) any Person shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

                      (iii) the Company shall sell or otherwise transfer (or one or more Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and the Subsidiaries (taken as a whole) to any Person or Persons, then, and in each such case, proper provision shall be made so that (A) except as provided below, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of ten (10) times the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of such surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in clause (ii) above), as the case may be, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the product of ten (10) times the then-current Purchase Price by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by
         (y) 50% of the current per share market price of the Common Shares of such Person (determined pursuant to Section 11(e) hereof) on the date of consummation of such Flip-over Event; (B) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of the consummation of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such issuer; and (D) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights. Notwithstanding the foregoing, if the surviving, resulting or acquiring Person in any Flip-over Event, is not a corporation or business trust, then, and in each such case, if such surviving, resulting or acquiring Person is directly or indirectly wholly owned by a corporation or business trust, then all references to Common Shares of such surviving, resulting or acquiring Person in this Section 11(d) shall be deemed to be references to the Common Shares of the corporation or business trust which ultimately controls such Person, and if there is no such corporation or business trust, (Y) proper provision shall be made so that such surviving, resulting or acquiring Person shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a type or types of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if such surviving, resulting or acquiring Person had been a corporation or a business trust; and (Z) all other provisions of this Section 11(d) shall apply to the issuer of such securities as if such securities were Common Shares. The Company shall not consummate any Flip-over Event, unless the issuer of the Common Shares or other securities, as the case may be, shall have a sufficient number of authorized Common Shares or other securities which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 11(d) and unless prior to such consummation the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in this Section 11 and further providing that as promptly as practicable after the consummation of any Flip-over Event, the issuer shall:

                      (I) prepare and file a registration statement under the
                  Securities Act, with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

                      (II) take all such action as may be appropriate under, or
                  to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and

                      (III) deliver to holders of the Rights historical
                  financial statements for such issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

Notwithstanding the foregoing, upon the occurrence of any Flip-over Event, any Rights that are or were at any time beneficially owned by any Acquiring Person or any Associate or Affiliate of such Acquiring Person (which Acquiring Person, Associate or Affiliate is, directly or indirectly, causing such Flip-over Event to occur) after the date upon which such Acquiring Person became such shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The provisions of this Section 11(d) shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, the Rights which have not therefore been exercised shall thereafter become exercisable in the manner described in this Section 11(d).

                  (e) For the purpose of any computation hereunder, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares (i) of a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares or (ii) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Directors of the Company. The term "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the Common Shares are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (f) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(f), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

                  (g) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 11 and the provisions of Sections 7, 9, 10 and 14 hereof with respect to the Common Shares shall apply on like terms to any such other shares.

                  (h) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (i) Unless the Company shall have exercised its election as provided in Section 11(j) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying
(x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (j) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(j), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (k) Irrespective of any adjustment or change in the Purchase Price or the number or type of shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificate issued hereunder.

                  (l) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

                  (m) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (n) Anything in Sections 11 (a) through (m), inclusive, hereof to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any of the Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.

                  (o) Notwithstanding any other provision of this Agreement, no adjustment to the Purchase Price, the number of Common Shares (or fractions of a share) for which a Right is exercisable or the number or Rights outstanding shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 11(a)(ii) and 11(d) hereof, unless the terms of this Agreement are amended so as to preserve such benefits.

                  Section 12.    Certificate of Adjusted Purchase Price or
                                 -----------------------------------------
Number of Shares.
-----------------

                  Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly prepare a certificate setting forth such adjustment, (including a description of any Rights which have become void as a result thereof), and a brief statement of the facts accounting for such adjustment and promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

                  Section 13.    Notice of Adjusted Purchase Price or Number or
                                 ----------------------------------------------
Type of Shares to Holders of Rights.
------------------------------------

                  Whenever an adjustment is made as provided in Section 11 hereof after the Distribution Date, the Company shall mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 25 hereof.

                  Section 14.    Fractional Rights and Fractional Shares.
                                 ----------------------------------------

                  (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Directors of the Company shall be used and shall be conclusive for all purposes.

                  (b) The Company shall not be required to issue fractions of shares upon exercise of the Rights or to distribute certificates which evidence fractional shares. Fractions of Common Shares may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of Common Shares. In lieu of fractional shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(e) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.

                  (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right.

                  Section 15.    Rights of Action.
                                 -----------------

                  All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

                  Section 16.    Agreement of Rights Holders.
                                 ----------------------------

                  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

                  (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

                  (d) Such holder expressly waives any right to receive fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14; and

                  (e) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; PROVIDED, HOWEVER, that the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

                  Section 17.    Right Certificate Holder Not Deemed a
                                 -------------------------------------
Shareholder.
------------

                  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof or exchanged pursuant to the provisions of Section 27 hereof.

                  Section 18.    Concerning the Rights Agent.
                                 ----------------------------

                  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement. The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

                  Section 19.    Merger or Consolidation or Change of Name of
                                 --------------------------------------------
Rights Agent.
-------------

                  Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  Section 20.    Duties of Rights Agent.
                                 -----------------------

                  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature hereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 hereof (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment or voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right

Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to be taken or omitted.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

                  (j) The Rights Agent shall promptly remit to the Company any funds paid to it upon exercise of the Rights pursuant to Section 7 hereof.

                  (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent shall not take any further action with respect to such requested exercise, transfer, split up, combination or exchange, without first consulting with the Company, and will thereafter take further action with respect thereto only in accordance with the Company's written instructions.

                  (l) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (m) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

                  Section 21.    Change of Rights Agent.
                                 -----------------------

                  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and, at the expense of the Company, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or other legal entity organized and doing business under the laws of the United States (or of any state of the United States so long as such corporation is authorized to do business as a banking institution in such state), in good standing, which is authorized under such laws to exercise corporate trust powers or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million and which shall otherwise meet any requirements imposed by the New York Stock Exchange on transfer agents and registrars. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section 22.    Issuance of New Right Certificates.
                                 -----------------------------------

                  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable for or exchangeable for, or convertible into, Common Shares, and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Directors of the Company, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, in its good faith judgment the Directors of the Company shall have determined that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment otherwise shall have been made in lieu of the issuance thereof.

                  Section 23.    Redemption.
                                 -----------

                  (a) Prior to the Expiration Date, the Directors of the Company may, at their option, redeem all but not less than all of the then-outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"), at any time prior to the close of business on the Distribution Date.

                  (b) Immediately upon the effective date of the action of the Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, without interest thereon. Promptly after the effectiveness of the redemption of the Rights, the Company shall publicly announce such action and, within ten calendar days thereafter, will give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of the redemption of the Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(e) hereof) at the time of redemption) or any other form of consideration deemed appropriate by the Directors of the Company (based upon the fair market value of such other consideration, determined by the Directors of the Company in good faith) or any combination thereof. The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Common Shares and, to the extent that any such other payment is discretionary, may reduce the amount thereof on account of the concurrent payment of the Redemption Price. If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Directors) at the time of redemption, the Company shall pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.

                  (c) At any time, the Directors of the Company may relinquish their rights to redeem the Rights under paragraphs (a) or (b) above, or both, by duly adopting a resolution to that effect. Immediately upon adoption of such resolution, the rights of the Directors under the portions of this Section 23 specified in such resolution shall terminate without further action and without any notice.

                  (d) Notwithstanding the foregoing, it is understood that no later than five years from the date of this Agreement (or sooner than that if any Person shall have made a proposal to the Company, or taken any such other action, that, if effective, could cause such Person to become an Acquiring Person hereunder), the Board of Directors of the Company shall review and evaluate this Agreement in order to consider whether the maintenance of this Agreement continues to be in the interests of the Company, its shareholders and any other relevant constituencies of the Company.

                  Section 24.    Notice of Certain Events.
                                 -------------------------

                  In case, after the Distribution Date, the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid) or (b) to offer to the holders of Common Shares rights, options or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (a) or (b) above, at least 20 calendar days prior to the record date for determining holders of the Common Shares for purposes of such action, and, in the case of any such other action, at least 20 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

                  In case any Triggering Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

                  Section 25.    Notices.
                                 --------

                  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                 RPM, Inc.
                                 2628 Pearl Road
                                 P.O. Box 777
                                 Medina, Ohio  44258
                                 Attention:  Secretary

                  Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed in writing with the Company) as follows:

                                 Harris Trust and Savings Bank
                                 600 Superior Avenue East
                                 Suite 600
                                 Cleveland, Ohio  44114
                                 Attention:  Laura Kochis

                  Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

                  Section 26.    Supplements and Amendments.
                                 ---------------------------

                  Prior to the Distribution Date and subject to Section 11 and the last sentence of this Section 26, if the Company so directs, the Company and the Rights Agent shall, at the expense of the Company, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the last sentence of this Section 26, if the Company so directs, the Company and the Rights Agent shall supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable, including, without limitation, the addition of other events requiring adjustment to the Rights under Sections 11(a)(ii) or 11(d) hereof or procedures relating to the redemption of the Rights, which supplement or amendment shall not, in the good faith determination of the Directors of the Company, adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; PROVIDED, HOWEVER, that the failure or refusal of the Rights Agent to execute such supplement or amendment shall not affect the validity of any supplement or amendment adopted by the Company, any of which shall be effective in accordance with the terms thereof, PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made which (x) changes the stated Redemption Price, (y) reduces the number of Common Shares for which a Right is then exercisable, or
(z) modifies a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable.

                  Section 27.    Exchange.
                                 --------

                  (a) The Directors of the Company may, at their option, at any time after the Distribution Date, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share (or a lesser ratio as determined by the Board of Directors, if the Company does not have sufficient authorized and unreserved Common Shares) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares outstanding.

                  (b) Immediately upon the effective date of the action of the Directors of the Company ordering the exchange of any Rights pursuant to Section 27(a) hereof, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right with respect to such Rights thereafter of the holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Directors of the Company ordering the exchange of any Rights pursuant to Section 27(a) hereof, the Company shall publicly announce such action, and within 10 calendar days thereafter shall give notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

                  (c) In any exchange pursuant to this Section 27, the Company, at its option, may substitute for any Common Share exchangeable for a Right, (i) cash, (ii) debt securities of the company, (iii) other assets, or (iv) any combination of the foregoing, in any event having an aggregate value which the Directors of the Company shall have determined in good faith to be equal to the current market value of one Common Share (determined pursuant to Section 11(e) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 27.

                  Section 28.    Successors.
                                 -----------

                  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29.    Benefits of this Agreement.
                                 ---------------------------

                  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (or prior to the Distribution Date, the Common Shares).

                  Section 30.    Action by Directors.
                                 --------------------

                  Whenever any action hereunder or in connection with the Rights is required or permitted to be taken by the Directors of the Company, such action may be taken by the Executive Committee of the Directors or by any other duly authorized committee thereof.

                  Section 31.    Severability.
                                 -------------

                  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that nothing contained in this Section 31 shall affect the ability of the Company under the provisions of Section 26 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.

                  Section 32.    Governing Law.
                                 --------------

                  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  Section 33.    Counterparts.
                                 -------------

                  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 34.    Descriptive Headings.
                                 ---------------------

                  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, effective as of the 28th day of April, 1999.

                                        RPM, INC.


                                        By: /s/ Thomas C. Sullivan
                                            -------------------------------
                                        Name: Thomas C. Sullivan
                                        Title: Chairman


                                        HARRIS TRUST AND SAVINGS BANK, as Rights
                                          Agent


                                        By: /s/ Michael J. Lang
                                            -------------------------------
                                        Name: Michael J. Lang
                                        Title: Vice President

                                                                       Exhibit A

                            FORM OF RIGHT CERTIFICATE

Certificate No. R-                                            ____________Rights

         NOT EXERCISABLE AFTER MAY 11, 2009 OR EARLIER IF REDEEMED OR EXCHANGED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO IS OR WAS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OR SECTION 11(d) OF THE RIGHTS AGREEMENT.*]

                                Right Certificate

                                    RPM, INC.

         This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 28, 1999, (the "Rights Agreement"), between RPM, Inc., an Ohio corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M. (Cleveland, Ohio time) on May 11, 2009 at the principal office of the Rights Agent, or its successors as Rights Agent, at its principal executive offices designated for such purpose, one-tenth of one fully paid nonassessable Common Share, without par value (a "Common Share") of the Company, at a purchase price of $70.00 per whole Common Share (the "Purchase Price"), upon representation and surrender of this Right Certificate with the Form of Election to purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the Record Date, based on the Common Shares as constituted at such date.

         As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a

-------------------

* The portion of the legend in brackets shall be inserted only if applicable.

full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

         Pursuant to the Rights Agreement, from and after the time that any Person becomes an Acquiring Person (as such terms are defined in the Rights Agreement), (i) any Rights that are or were beneficially owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of the Rights Agreement, (ii) no Right Certificate shall be issued pursuant to the Rights Agreement that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof,
(iii) no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof, and (iv) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be cancelled.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right.

         Subject to the provisions of the Rights Agreement, the Directors of the Company may exchange the Rights (other than any Rights which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________, ____.

ATTEST:                                          RPM, INC.

________________________                    By:  _______________________________
Secretary                                        Name:
                                                 Title:


Countersigned:

By:_____________________
   Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT
                        ---------------------------------

                (To be executed by the registered holder if such holder desires to transfer the Right Certificate)

                  FOR VALUE RECEIVED, __________________________ hereby sells,

assigns and transfers unto _____________________________________________________

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

--------------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________________, ____

                                                     ---------------------------
                                                     Signature

Signature Guaranteed:

                                   CERTIFICATE
                               -------------------

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ___________________, ____

                                               ---------------------------------
                                               Signature

                          FORM OF ELECTION TO PURCHASE
                -------------------------------------------------

                      (To be executed if holder desires to
                         exercise the Right Certificate)

To RPM, Inc.:

                  The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the one-tenth of a Common Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

Please insert social security
or other identifying number:_________________________________

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:_________________________________

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Dated: ___________________, ____

                                             ----------------------------------
                                             Signature

Signature Guaranteed:

                                   CERTIFICATE
                               -------------------

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ___________________, ____

                                            -----------------------------------
                                            Signature

                                     NOTICE
                                   -----------

                  SIGNATURES ON THE FOREGOING FORM OF ASSIGNMENT AND FORM OF ELECTION TO PURCHASE AND IN THE RELATED CERTIFICATES MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS RIGHT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                  SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE PROGRAM) PURSUANT TO RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                       Exhibit B

                          SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON SHARES

                  On April 28, 1999, the Directors of RPM, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding Common Share, without par value (the "Common Shares"), of the Company. The distribution was payable on May 11, 1999 (the "Record Date") to the shareholders of record as of the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company one-tenth of a Common Share at a price of $70.00 per whole share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of April 28, 1999, (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

                  Until the earliest to occur of (i) the close of business on the tenth business day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person"), or (ii) the close of business on the tenth business day (or such later date as may be specified by the Directors) following the commencement of a tender offer or exchange offer by a person or group of affiliated or associated persons, the consummation of which would result in beneficial ownership by such person or group of 15% or more of the outstanding Common Shares (the earliest of such dates being hereinafter called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates.

                  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights) or, in the case of Common Shares issued upon conversion of the Company's convertible securities, until the tenth day after the Distribution Date, new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on May 11, 2009 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

                  The Purchase Price payable, and the number of Common Shares or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Shares; (ii) upon the grant to holders of the Common Shares of certain rights, options or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares; or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness, cash (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), assets, stock (other than dividends payable in Common Shares) or of subscription rights, options or warrants (other than those referred to above).

                  In the event (a "Flip-in Event"), that any person or group or affiliate or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were owned beneficially by the Acquiring Person (which, from and after the date of the earliest of any such event, will be void), will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price, that number of Common Shares having a market value of two times the Purchase Price.

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

                  In the event (a "Flip-over Event") that, following the first date of public announcement that a person has become an Acquiring Person, (i) the Company merges with or into any person and the Company is not the surviving corporation, (ii) any person merges with or into the Company and the Company is the surviving corporation, but its Common Shares are changed or exchanged, or
(iii) 50% or more of the Company's assets or earning power, including without limitation securities creating obligations of the Company, are sold, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person after the date upon which the Acquiring Person became such (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of Common Shares (or, under certain circumstances, an economically equivalent security or securities) of such other person which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

                  At any time after the Distribution Date, the Directors of the Company may exchange the Rights (other than any Rights which have become void), in whole or in part, at an exchange ratio of one Common Share (or a lesser ratio as determined by the Board of Directors if the Company does not have sufficient authorized and unreserved Common Shares) per Right (subject to adjustment).

                  The Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"), at any time prior to the close of business on the Distribution Date. Immediately upon the effective date of action of the Directors electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Company will give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear on the registry books of the Rights Agent.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  The Rights Agreement may be amended by the Company without the approval of any holders of Rights, including amendments which add other events requiring adjustment to the Purchase Price payable and the number of Common Shares or other securities issuable upon the exercise of the Rights or which modify procedures relating to the redemption of the Rights, provided that no amendment may be made which (i) changes the stated Redemption Price, (ii) reduces the number of Common Shares for which a Right is then exercisable, or
(iii) modifies a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Form 8-A dated May 11, 1999. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.